Exhibit 11

                     FOOTSTAR, INC. AND SUBSIDIARY COMPANIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                            PRIMARY AND FULLY DILUTED
                     ($ in Millions, except per share data)


                                                Three Months       Six Months
                                                   Ended              Ended
                                               June 28, 1997      June 28, 1997
                                               --------------     --------------
Primary earnings per share:
   Net income                                  $         15.1     $         20.1
                                               ==============     ==============
   Average common shares outstanding               30,323,009         30,434,925
   Dilutive effect of outstanding options              69,827             67,928
                                               --------------     --------------
                                                   30,392,836         30,502,853
                                               ==============     ==============
   Earnings per common share--primary          $         0.50     $         0.66
                                               ==============     ==============
Fully diluted earnings per share:
   Net income                                  $         15.1     $         20.1
                                               ==============     ==============
   Average common shares outstanding               30,323,009         30,434,925
   Dilutive effect of outstanding options              70,635             70,635
                                               --------------     --------------
                                                   30,393,644         30,505,560
                                               ==============     ==============
   Earnings per common share--fully
      diluted                                  $         0.50     $         0.66
                                               ==============     ==============



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